Exhibit 5.1

Sidley Austin LLP One South Dearborn Street Chicago, IL 60603 +1 312 853 7000 +1 312 853 7036 AMERICA • ASIA PACIFIC • EUROPE

September 14, 2021

CPI Card Group Inc.

10368 W. Centennial Road

Littleton, CO 80127

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by CPI Card Group Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) an indeterminate number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), not to exceed $150,000,000 maximum aggregate offering price, exclusive of dividends, if any (the “New Shares”), and (ii) 6,558,825 shares of Common Stock which may be offered and sold by the Company’s stockholders named in the Registration Statement (the “Secondary Shares”). The New Shares are to be sold by the Company pursuant to an underwriting agreement among the Company and the Underwriters named therein, the form of which will be filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, including the certificate of incorporation of the Company, as amended to the date hereof, and the bylaws of the Company, as amended to the date hereof, and the resolutions adopted by the board of directors of the Company relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

CPI Card Group Inc.

September 14, 2021

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.            The New Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such New Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the New Shares as contemplated by the Registration Statement; and (iv) certificates representing the New Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any New Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such New Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the Underwriting Agreement as executed and delivered by the parties thereto.

2.            The Secondary Shares are validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP